Exhibit 32.1

CERTIFICATION

The undersigned hereby certifies, for the purposes of Section 1350 of Chapter 63 of Title 18 of the U.S. Code, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, in his capacity as an Acting Chief Executive Officer and Chief Financial Officer of MEI Pharma, Inc. (“MEI Pharma”) that, to his knowledge, this Annual Report on Form 10-K of MEI Pharma, for the year ended June 30, 2024, fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of MEI Pharma.

Date: September 19, 2024

/s/ Justin J. File
Justin J. File
Acting Chief Executive Officer and Chief Financial Officer
(Principal Executive Officer and Principal Financial Officer)

These certifications accompanying the report to which they relate, are not deemed filed with the Securities and Exchange Commission and are not to be incorporated by reference into any filing of MEI Pharma under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent MEI Pharma specifically incorporates it by reference.

A signed original of this written statement required by Section 906 has been provided to MEI Pharma and will be retained by MEI Pharma and furnished to the Securities and Exchange Commission or its staff upon request.